UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009 (October 5, 2009)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices)                                     (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Material Agreements

To the extent applicable, the description under Item 8.01 is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On October 5, 2009, Wescorp Energy Inc. (the “Company”) issued a press release entitled “Wescorp Energy and Ellycrack AS restructure their joint agreement for the development and commercialization of the VISCOSITOR heavy oil upgrading technology”.  The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 8.01	Other Matters

Effective as of September 16, 2009, the Company and Ellycrack AS (“Ellycrack”) entered into a Settlement Agreement (the “Agreement”) to terminate that certain Memorandum of Understanding dated August 4, 2004 (as amended).  Under the terms of Agreement, Ellycrack will have full legal ownership of the VISCOSITOR technology, including its designs, work projects and the 50 barrel-per-day VISCOSITOR test unit.  Ellycrack will deliver 725,000 shares of Ellycrack to the Company for nominal consideration, and Ellycrack will credit the Company as having satisfied its obligation to Ellycrack of approximately $160,000.  As a result, the Company will own 23.72% of Ellycrack on a fully-diluted basis.  A copy of the Agreement is attached as Exhibit 10.1 hereto and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Document
10.1	Agreement between Ellycrack AS and Wescorp Energy Inc. effective as of September 16, 2009.
99.1	Press Release dated October 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

October 8, 2009	By: /s/Douglas Biles
Douglas Biles
Chief Executive Officer

Exhibit Index

Exhibit No.	Document
10.1	Agreement between Ellycrack AS and Wescorp Energy Inc. effective as of September 16, 2009.
99.1	Press Release dated October 5, 2009